Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223142-01 on Form S-3 of our report dated February 18, 2021, relating to the financial statements of Kentucky Utilities Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

February 18, 2021